EXHIBIT 11

                                           SYNOVUS FINANCIAL CORP.

                                          COMPUTATION OF NET INCOME
                                               PER COMMON SHARE
                                    (In thousands, except per share data)
                                                 (Unaudited)

                                Three Months Ended June 30, 1998          Three Months Ended June 30, 1997
------------------------------------------------------------------------------------------------------------
                                 Net        Average     Net Income         Net       Average      Net Income
                               Income       Shares      per Share        Income      Shares       Per Share
------------------------------------------------------------------------------------------------------------
Basic EPS

  Net income                   $44,212      263,073        0.17          39,322      262,001         0.15

  Effect of dilutive options                  4,717                                    3,611
---------------------------------------------------                      -------------------

EPS - assuming dilution        $44,212      267,790        0.17          39,322      265,612         0.15
============================================================================================================



                                  Six Months Ended June 30, 1998           Six Months Ended June 30, 1997
------------------------------------------------------------------------------------------------------------
                                 Net        Average     Net Income         Net       Average      Net Income
                               Income       Shares      Per Share        Income      Shares       Per Share
-------------------------------------------------------------------------------------------------------------
Basic EPS

  Net income                   $85,425      262,999        0.32          75,129      261,921         0.29

  Effect of dilutive options                  3,877                                    3,459
---------------------------------------------------                      -------------------
EPS - assuming dilution        $85,425      266,876        0.32          75,129      265,380         0.28
=============================================================================================================

All information presented in Exhibit 11 reflects the three-for-two stock split declared by the Synovus Board of Directors on April 23, 1998, effective May 21, 1998, to shareholders of record on May 7, 1998.